SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                December 27, 1996
                Date of Report (Date of earliest event reported)



                          FIELDS AIRCRAFT SPARES, INC.
             (Exact name of Registrant as specified in its charter)




     Utah                        0-27100                      95-4218263
-----------------        -------------------------         ----------------
(State or other           (Commission File Number)          (IRS Employer
 jurisdiction of                                             Identification No.)
 Incorporation

                               2251-A Ward Avenue
                              Simi Valley, CA 93005
                    (Address of principal executive offices)
                                   (Zip Code)



                                 (805) 583-0050
              (Registrant's telephone number, including area code)

Item 9.           Sales of Equity Securities Pursuant to Regulation S.

         On December 27 and 31, 1996, Fields Aircraft Spares, Inc. (the "Company") received and accepted subscription agreements for the sale of 12,883 units (the "Units"), representing 25,766 common shares of the Company, par value $.05 per share (the "Common Shares"), and 12,883 warrants to acquire 12,883 Common Shares at $6.25 per share (the "Warrants"), for approximately $167,485. The Units were offered to non- U.S. persons in reliance on Regulation S. The Warrants are exercisable at any time prior to the second anniversary of their issuance. Etablissement Pour Le Placement Prive, Zurich Switzerland, acted as the Company's placement agent in connection with the offering. The Units were offered as part of the Company's original offering of up to 200,000 Units of which 146,000 Units were sold for $1,898,000 in September and October 1996 on the same terms and through the same placement agent to non-U.S.
persons.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              FIELDS AIRCRAFT SPARES, INC.



Date:  January 10, 1997                        By /S/ Alan M. Fields
                                               ---------------------
                                               Alan M. Fields, President